Exhibit 1.1

[•] Shares

REYNOLDS CONSUMER PRODUCTS INC.

Common Stock

UNDERWRITING AGREEMENT

[•], 2020

Credit Suisse Securities (USA) LLC,

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and gentlemen:

1.    Introductory. Reynolds Consumer Products Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters [•] shares of its common stock, $0.001 par value per share (the “Securities”) (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities (all such additional shares of Securities, the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-234731) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. No order suspending the effectiveness of a Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“RGHL Parties” means Reynolds Group Holdings Limited, a company organized under the laws of New Zealand, and each of its subsidiaries.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“subsidiary”, with respect to the Company, shall mean each subsidiary of the Company following the consummation of the Corporate Reorganization (as defined in the Initial Registration Statement).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and of any post-effective amendment thereto and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2020 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication made in reliance upon and in conformity with written information furnished to the Company by any

Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) herein.

(f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(g) Subsidiaries. Each subsidiary of the Company has been, or upon consummation of the Corporate Reorganization will be, duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is, or upon consummation of the Corporate Reorganization will be, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been, or upon consummation of the Corporate Reorganization will be, duly authorized and validly issued and is, or will be, fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is, or upon consummation of the Corporate Reorganization will be, owned free from liens, encumbrances and defects.

(h) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a) hereof, the General Disclosure Package and the Final Prospectus.

(i) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(k) Listing. The Offered Securities have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

(l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or by the Financial Industry Regulatory Authority (“FINRA”).

(m) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them (other than liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances under the existing credit agreement and indentures of the RGHL Parties that will be released on or prior to the Closing Date) and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(n) Absence of Defaults and Conflicts Resulting from Transaction. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the consummation of the Corporate Reorganization will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the RGHL Parties, the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the RGHL Parties, the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the RGHL Parties, the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the RGHL Parties, the Company or any of its subsidiaries is a party or by which the RGHL Parties, the Company or any of its subsidiaries is bound or to which any of the properties of the RGHL Parties, the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii) above, for any such breach, violation or default that would, individually or in the aggregate, neither reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Corporate Reorganization nor have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the RGHL Parties, the Company or any of its subsidiaries.

(o) Absence of Existing Defaults and Conflicts. None of the RGHL Parties, the Company or any of its subsidiaries is, or upon consummation of the Corporate Reorganization will be, (i) in violation of its respective charter or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Company has the full right, power and authority to perform its obligations hereunder.

(q) Authorization of Corporate Reorganization. The Company has duly authorized the applicable steps constituting the Corporate Reorganization for which it is responsible. Each of the agreements to be entered into to effect the Corporate Reorganization (collectively, the “Corporate Reorganization Agreements”) has been duly authorized, executed and delivered by the Company and each of its subsidiaries party thereto and, assuming due authorization, execution and delivery by the other parties thereto, will each be valid and legally binding agreements of the Company and each of its subsidiaries party thereto, enforceable against the Company and such subsidiaries in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the execution, delivery and performance of the Corporate Reorganization Agreements will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.

(r) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all adequate certificates, authorizations, franchises, licenses, permits, approvals, consents, orders, certifications, accreditations and other authorizations (collectively, “Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them. The Company and each of its subsidiaries are in material compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(t) Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) own, possess the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and (ii) have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (a) neither the Company nor any of its subsidiaries (i) is or, other than with respect to matters that have been fully resolved, has been in violation of any applicable foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety (as relates to exposure to hazardous or toxic materials); or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected release of any Hazardous Substance, (iii) has received written notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or, other than with respect to matters that have been fully resolved, has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under Environmental Laws; (b) to the knowledge of the Company or any of its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending, or to the knowledge of the Company or any of its subsidiaries, threatened proceeding under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance, in each case that is regulated or which can give rise to liability under any Environmental Law.

(v) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock,” “Description of Capital Stock,” the fifth paragraph under the heading “Prospectus Summary—Our Corporate Information” and “Certain Relationships and Related Party Transactions”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(w) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(x) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(y) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(z) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Upon consummation of the offering of the Offered Securities, the Internal Controls will be overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Board, and within the next 135 days the Company has no current reason to expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would have a Material Adverse Effect.

(aa) Absence of Accounting Issues. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(bb) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(cc) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Reynolds Consumer Group, which is comprised of the Reynolds Consumer Products segment of Reynolds Group Holdings Limited, as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein. The unaudited pro forma financial statements, together with the related notes and any supporting schedules included or incorporated by reference in each Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein and have been compiled on a basis substantially consistent with the financial statements included or incorporated by reference in each Registration Statement, the General Disclosure Package and the Final Prospectus; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements and using assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described in such unaudited pro forma financial statements, and such pro forma adjustments have been properly applied to the historical financial statement amounts in the compilation of such unaudited pro forma financial statements and give appropriate effect to those assumptions. All disclosures contained in each

Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(dd) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with any of their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ee) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company or any of its subsidiaries that it is considering imposing) any condition (financial or otherwise) on it retaining any rating assigned to the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries or (ii) has indicated to the Company or any of its subsidiaries that it is considering any of the actions described in Section 7(c)(ii) hereof.

(gg) Taxes. Except where the failure to file or the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(hh) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly sized companies in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the knowledge of the Company or any of its subsidiaries, any agent or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes in the jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(kk) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(ll) Other Offerings. The Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(mm) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(nn) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(oo) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Laws.

(qq) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data (including personal data) or databases (including the data and information of customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology, in each case used or held for use in the business of the Company and its subsidiaries (each of the foregoing items, and all such items collectively, “IT Systems and Data”); (ii) the IT Systems and Data are sufficient for, and operate and perform as required by, the operation of the businesses of the Company and its subsidiaries as now conducted and as proposed in the Registration Statements and the General Disclosure Package to be conducted; (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices; (iv) except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have operated and currently operate their businesses in compliance, and maintain appropriate information security policies and procedures designed to ensure such compliance, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy and Security Obligations”); and (v) the Company and its subsidiaries use commercially reasonable efforts to ensure that all third parties permitted to access any IT Systems and Data on their behalf, or to whom they have provided confidential data or any data that constitutes IT Systems and Data, maintain the confidentiality, privacy and security of such IT Systems and Data and comply with applicable Privacy and Security Obligations.

(rr) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, in all material respects; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 302 of ERISA or Section 412 of the Code, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan (whether or not waived); (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA); (v) no Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; (vi) each Plan that is intended to be qualified under Section 401(a) of the

Code is subject to a favorable determination letter or advisory opinion, as applicable, from the IRS and no event has occurred and no condition exists, whether by action or by failure to act, that, to the Company’s best knowledge, is reasonably likely to result in the revocation of any such determination or opinion, as applicable; (vii) except as would not, individually or in the aggregate, have a Material Adverse Effect, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); and (viii) none of the following events has occurred or, to the Company’s best knowledge, is reasonably likely to occur: (A) a “reportable event” (within the meaning of Section 4043(c) of ERISA); (B) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (C) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the account specified on Schedule D hereto and drawn to order as specified on such Schedule D, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY, 10019, at [•] A.M., New York time, on [•], or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company .

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The

Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Cravath, Swaine & Moore LLP.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, conditioned or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose or pursuant to Section 8A under the Act. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify or register as a foreign corporation in any jurisdiction in which it is not so qualified, file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other documented expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, the fees and expenses of the Company’s counsel and independent accountants, the costs and charges of any transfer agent and any registrar, reasonable and documented costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review) in an amount not to exceed $50,000, reasonable and documented costs and expenses relating to investor presentations or any “road show” (as defined in Section 8(a) below) in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the cost of transportation in connection with the road show; provided, however that 50% of the cost of any aircraft not owned or leased by the Company or any affiliate of the Company that is chartered in connection with the roadshow shall be the responsibility of the Underwriters (it being understood that the other 50% shall be the responsibility of the Company), fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, The Nasdaq Stock Market LLC and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. In addition to the foregoing, the Company will also pay the fees and expenses of the QIU (as defined in Section 10 below). It is understood, however, that except as otherwise provided in this Section 5(h) and Section 8 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees of their counsel.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation. Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) (A) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) submit or file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any of the foregoing actions, in each case without the prior written consent of the Representatives, except that the Company may:

(1)

grant stock options, restricted shares of common stock or other equity grants to employees or eligible consultants, in each case pursuant to the terms of the Company’s equity incentive plans existing as of the First Closing Date and disclosed in the General Disclosure Package and Final Prospectus;

(2)

issue Lock-Up Securities pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Securities or the conversion of other convertible securities outstanding on the First Closing Date and described in the General Disclosure Package and the Final Prospectus;

(3)	issue Lock-Up Securities upon the exercise of any other employee or consultant stock options outstanding on the First Closing Date and described in the General Disclosure Package and Final Prospectus;

(4)	sell Lock-Up Securities pursuant to this Agreement;

(5)

file one or more registration statements on Form S-8 relating to the Lock-Up Securities granted pursuant to the Company’s equity incentive plans existing as of the First Closing Date and disclosed in the General Disclosure Package and the Final Prospectus; and

(6)

issue Lock-Up Securities or any securities convertible into, or exercisable, or exchangeable for, Lock-Up Securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership);

provided that in the case of clause (6) above such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of common stock of the Company immediately following the completion of this offering of Offered Securities and, in the cases of clauses (2), (3), and (6) above, the recipients of such Lock-Up Securities agree to be bound by a lockup letter in the form executed by the officers of the Company pursuant to Section 7(g) hereof.

The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(B) Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(l) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities, convertible securities or preferred securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received an opinion and 10b-5 statement, dated such Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, in the form attached hereto as Exhibit A.

(e) Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit C hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule C to this Agreement.

(h) FinCEN Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(i) CFO Certificate. On the date hereof and each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of a principal financial or accounting officer of the Company with respect to certain financial data contained in the General Disclosure Package and the Registration Statements, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(j) Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Corporate Reorganization. The Corporate Reorganization, as described in the Initial Registration Statement under the caption “Prospectus Summary–Our Corporate Information”, shall have been consummated prior to or on the First Closing Date (but, in any event, prior to purchase by the Underwriters of the Firm Securities on the First Closing Date).

(l) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the sale of the Offered Securities.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any other materials or information in the General Disclosure Package, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Written Testing-the-Waters Communication or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Qualified Independent Underwriter. The Company hereby confirms that at its request Credit Suisse Securities (USA) LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of FINRA in connection with the offering of the Offered Securities. Without limitation of, and in addition to, its obligations under Section 8(a) herein, the Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” (within the meaning of Rule 5121 of FINRA) in connection with the offering of Securities as contemplated by this Agreement, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

11.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the reasonable judgement of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

12.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than any of the events specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(c) or because of the termination of this Agreement pursuant to Section 11 (i), (iii), (iv) or (v) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

13.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM-Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358); Attention: Equity Syndicate Desk; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Reynolds Consumer Products Inc.; 1900 W. Field Court; Lake Forest, IL 60045; Attention: David Watson, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017; Attention: Byron B. Rooney; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

15.    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

REYNOLDS CONSUMER PRODUCTS INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	[•]
J.P. Morgan Securities LLC	[•]
Goldman Sachs & Co. LLC	[•]
Barclays Capital Inc.	[•]
Citigroup Global Markets Inc.	[•]
Evercore Group L.L.C.	[•]
RBC Capital Markets, LLC	[•]
HSBC Securities (USA) Inc	[•]
Stifel, Nicolaus & Company, Incorporated	[•]
SunTrust Robinson Humphrey, Inc.	[•]
Academy Securities, Inc.	[•]

Total

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [•]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1. The initial price to the public of the Offered Securities.

2. [•]]

SCHEDULE C

Lock-Up Agreements

Packaging Finance Limited

Lance Mitchell

Michael Graham

Francis Arsenault

Rachel Bishop

Judith Buckner

Stephan Pace

Craig Cappel

Gregory Cole

Thomas Degnan

Helen Golding

Marla Gottschalk

Richard Noll

SCHEDULE D

The Company irrevocably authorizes and directs the Underwriters to direct the payment of the purchase price for the Firm Securities on the First Closing Date to Goldman Sachs Bank USA pursuant to the wire instructions set forth below. The Company acknowledges and agrees that the Underwriters’ payment pursuant to the first sentence of this paragraph shall constitute delivery of such funds at the Company’s direction and for the Company’s benefit as if such funds had been directly delivered to the Company and shall be in full satisfaction of the Underwriters’ obligations for payment of the purchase price for the Firm Securities pursuant to this Underwriting Agreement.

Wire Instructions

[Reserved]

Exhibit A

Form of Opinion of Counsel to the Company

[•], 2020

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

as Representatives of the several Underwriters named in

Schedule A to the Underwriting Agreement referred to below (the “Representatives”)

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for Reynolds Consumer Products Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated [•] (the “Underwriting Agreement”) among the Company, you and the other several underwriters named in Schedule A thereto (the “Underwriters”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [•] shares (the “Shares”) of its common stock, par value $0.001 per share. [The Shares include [•] shares of common stock of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-1 (File No. 333-234731) and Amendments Nos. [•] thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the Shares. In addition, we have been advised by the staff of the Commission that the registration statement, as so amended, was declared effective under the Act on [•]. To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement on Form S-1, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration

Statement”; and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.

The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority to issue the Shares, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.

The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

4.

The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	The Company’s authorized equity capitalization is as set forth in the Prospectus.

6.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is specified in Annex A hereto; provided that we express no opinion in clause (iii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any of the agreements specified in Annex A.

7.

No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, and the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the several other Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Annex A

1.	Tax Matters Agreement dated as of [•], 2019, by and between [•]

2.	Registration Rights Agreement dated as of [•], 2019, by and between Packaging Finance Limited and Reynolds Consumer Products Inc.

3.	Stockholders Agreement dated as of [•], 2019, by and between Packaging Finance Limited and Reynolds Consumer Products Inc.

4.	Credit Agreement dated as of [•], by and between Reynolds Consumer Products LLC, as borrower, Reynolds Consumer Products Inc., as parent, and certain lenders party thereto

5.

Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Pactiv LLC, Evergreen Packaging LLC (formerly Evergreen Packaging Inc.), Reynolds Consumer Products LLC, Closure Systems International Inc., Graham Packaging Company Inc., Beverage Packaging Holdings III Limited (formerly Beverage Packaging Holdings (Luxembourg) III S.à r.l.), Closure Systems International Holdings LLC, Closure Systems International Limited (formerly Closure Systems International B.V.), Reynolds Group Holdings Limited, the guarantors party thereto, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent

6.

Amendment No. 1, dated as of October 4, 2016, related to the Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Pactiv LLC, Evergreen Packaging LLC (formerly Evergreen Packaging Inc.), Reynolds Consumer Products LLC, Closure Systems International Inc., Graham Packaging Company Inc., Beverage Packaging Holdings III Limited (formerly Beverage Packaging Holdings (Luxembourg) III S.à r.l.), Closure Systems International Holdings LLC, Closure Systems International Limited (formerly Closure Systems International B.V.), Reynolds Group Holdings Limited, the guarantors party thereto, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent

7.

Incremental Assumption Agreement, dated as of February 7, 2017, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Pactiv LLC, Evergreen Packaging LLC (formerly Evergreen Packaging Inc.), Reynolds Consumer Products LLC, Closure Systems International Inc., Graham Packaging Company Inc., Beverage Packaging Holdings III Limited (formerly Beverage Packaging Holdings (Luxembourg) III S.à r.l.), Closure Systems International Holdings LLC, Closure Systems International Limited (formerly Closure Systems International B.V.), Reynolds Group Holdings Limited, the guarantors party thereto, the lender from time to time party thereto and Credit Suisse AG, as administrative agent.

8.

5.750% Senior Secured Notes due 2020 Indenture, dated as of September 28, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust

(London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent

9.

First Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of November 7, 2012, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

10.

Second Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of December 14, 2012, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), Beverage Packaging Holdings (Luxembourg) V S.A., as additional note guarantor, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

11.

Third Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of April 9, 2013, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

12.

Fourth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of June 14, 2013, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), Beverage Packaging Holdings (Luxembourg) VI S.a.r.l., as additional note guarantor, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

13.

Fifth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of November 15, 2013, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

14.	Sixth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of December 10, 2013, among Reynolds Group

Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

15.

Seventh Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of February 14, 2014, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

16.

Eighth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of June 30, 2014, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

17.

Ninth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of December 18, 2014, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

18.

Tenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of June 16, 2015, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

19.

Eleventh Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of October 25, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

20.

Twelfth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of November 3, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

21.

Thirteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of June 30, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

22.

Fourteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of October 31, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

23.

Fifteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of November 31, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

24.

Sixteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of December 11, 2018, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

25.

5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of June 27, 2016, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), certain senior secured note guarantors party thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent, calculation agent and registrar, and Wilmington Trust (London) Limited, as additional collateral agent

26.

First Senior Secured Notes Supplemental Indenture to the 5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of August 1, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

27.

Second Senior Secured Notes Supplemental Indenture to the 5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of October 25, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

28.

Third Senior Secured Notes Supplemental Indenture to the 5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of June 30, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

29.

Fourth Senior Secured Notes Supplemental Indenture to the 5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of October 31, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

30.

Fifth Senior Secured Notes Supplemental Indenture to the 5.125% Senior Secured Notes due 2023 and Senior Secured Floating Rate Notes due 2021 Indenture, dated as of November 21, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

31.

7.00% Senior Notes due 2024 Indenture, dated as of June 27, 2016, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), certain senior note guarantors party thereto and The Bank of New York Mellon as trustee, principal paying agent, transfer agent, and registrar

32.

First Senior Notes Supplemental Indenture to the 7.00% Senior Notes due 2024 Indenture, dated as of October 25, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, and registrar

33.

Second Senior Notes Supplemental Indenture to the 7.00% Senior Notes due 2024 Indenture, dated as of June 30, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, and registrar

34.

Third Senior Notes Supplemental Indenture to the 7.00% Senior Notes due 2024 Indenture, dated as of October 31, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, and registrar

35.

Fourth Senior Notes Supplemental Indenture to the 7.00% Senior Notes due 2024 Indenture, dated as of November 21, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (formerly Reynolds Group Issuer (Luxembourg) S.A.), Beverage Packaging Holdings I Limited (formerly known as Beverage Packaging Holdings (Luxembourg) I S.A.), certain additional note guarantors listed thereto, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, and registrar

[•], 2020

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

as Representatives of the several Underwriters named in

Schedule A to the Underwriting Agreement referred to below (the “Representatives”)

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for Reynolds Consumer Products Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated [•], 2020 (the “Underwriting Agreement”) among the Company, you and the other several underwriters named in Schedule A thereto (the “Underwriters”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [•] shares (the “Shares”) of its common stock, par value $0.001 per share. [The Shares include [•] shares of common stock of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have also participated in the preparation of the Company’s registration statement on Form S-1 (File No. 333-234731) and Amendments Nos. [•] thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the offering of the Shares. In addition, we have been advised by the staff of the Commission that such registration statement, as so amended, was declared effective under the Act on [•]. The registration statement on Form S-1, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement”; the preliminary prospectus relating to the Shares dated [•] is hereinafter referred to as the “Preliminary Prospectus”; and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus together with the information set forth in Schedule B to the Underwriting Agreement are hereinafter referred to as the “Disclosure Package.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval

(“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Description of Capital Stock” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)

the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that:

(a)

the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)

at [•] [A/P.M.] New York City time on [•], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)

the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit B

Form of Press Release

Reynolds Consumer Products Inc.

[Date]

Reynolds Consumer Products Inc. (the “Company”) announced today that Credit Suisse, Goldman Sachs and J.P. Morgan, the lead book-running managers in the Company’s recent public sale of [•] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

Form of Lock-Up Agreement

[•]

Reynolds Consumer Products Inc.

1900 W. Field Court

Lake Forest, Illinois 60045

Credit Suisse Securities (USA) LLC,

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY    10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for common stock, $0.001 par value per share (the “Securities”), of Reynolds Consumer Products Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the fourth paragraph (the “Lock-Up Period”), the undersigned will not, and will not cause any direct or indirect affiliate to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities or securities convertible into or exchangeable or exercisable for any Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (collectively, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Furthermore, the undersigned confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities:

i.	as a bona fide gift or gifts, or for bona fide estate planning purposes,

ii.	by will, other testamentary document or intestate succession,

iii.

to any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Lock-Up Agreement,

“immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

iv.	to any immediate family member,

v.

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

vi.	to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider,

vii.	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above,

viii.	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

ix.	in transactions relating to shares of Common Stock that the undersigned may purchase in open market transactions after completion of the Offering,

x.

to the Company (A) in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, or (B) as necessary to generate only such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units whether by means of a “net settlement” or otherwise, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Prospectus,

xi.

to the Company in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus, or pursuant to the agreements pursuant to which such shares were issued, as described in the Prospectus, provided that such repurchase of shares of Common Stock is in connection with the termination of the undersigned’s service-provider or employment relationship with the Company,

xii.

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Common Stock and other securities shall remain subject to the provisions of this Lock-Up Agreement; as used herein, a “Change of Control” shall mean the transfer of the Company’s voting securities in one transaction or a series of related transactions to any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of affiliated persons if, after such transfer, such person or group of affiliated persons (other than (i) any underwriter pursuant to the Offering or (ii) Reynolds Group Holdings Inc. and its affiliates) would beneficially hold a majority of the outstanding voting securities of the Company (or the surviving entity),

xiii.	for shares of Common Stock or other securities in connection with the conversion, reclassification, exchange or swap of any outstanding preferred stock, other classes of Common Stock or other securities into shares of one or more series or classes of Common Stock or other securities, provided that any such shares of Common Stock or other securities received upon such conversion, reclassification, exchange or swap shall be subject to the terms of this Lock-Up Agreement, provided further, that for the avoidance of doubt, no transfers are permitted under this subsection (x) except for transfers to or from the Company,

xiv.

[if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders, or

xv.	to the extent necessary to consummate the Corporate Reorganization (as defined in the Prospectus),]

provided that (A) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii), (viii), [and (xiv)], each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Lock-Up Agreement, (B) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii), (ix), (x) [and (xiv)], no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such donation, transfer or distribution, (C) in the case of any transfer or distribution pursuant to clause (vi), (viii), (x), and (xi) it shall be a condition to such transfer that any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (D) in the case of (i), (ii), (iii), (iv), (v), (vii), (viii) [and (xiv)] above, such transfer shall not involve a disposition for value.

In addition, the foregoing paragraph shall not apply to the establishment of trading plans by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plans do not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a filing by any party under the Exchange Act or other public announcement shall be required in connection with the establishment or amendment of such trading plans, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities or securities convertible into or exchangeable or exercisable for any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities, the

Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2020. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:		Address: